EXHIBIT 10.1

                               AMENDMENT AGREEMENT

         This Amendment Agreement (the "Agreement"), dated as of May 19, 2006, is by and Among Velocity Asset Management Inc., a Delaware corporation (the "Company"), J. Holder Inc., a New Jersey corporation (together with the Company, the "Sellers") and DKR Soundshore Oasis Holding Fund Ltd. (the "Holder").

         WHEREAS, the Holder holds $1,800,000 principal amount of the Sellers' 10% Convertible Secured Debentures due April 27, 2007 (the "Debentures") and a Common Stock Purchase Warrant (the "Warrant") to purchase up to 200,000 shares of common stock of the Company (the "Common Stock"), which Debentures and Warrants were issued pursuant to that certain Securities Purchase Agreement, dated October 27, 2005 (the "Purchase Agreement") and the other documents entered into in connection therewith (the "Transaction Documents"); and

         WHEREAS, the parties wish to amend certain terms of the Debenture, Warrant and Transaction Documents.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Sellers and the Holder agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Section 1. Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.


                                   ARTICLE II
                             AMENDMENT OF SECURITIES

         Section 2.1. Amendment to Maturity Date. The second paragraph of the first page of the Debenture is hereby amended and restated as follows: "FOR VALUE RECEIVED, the Sellers, jointly and severally, promise to pay to DKR Soundshore Oasis Holding Fund Ltd. or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $1,800,000 by June 27, 2007, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof." All references in the Debenture or Transaction Documents that the Debenture is due on April 27, 2007 are hereby replaced with June 27, 2007.

         Section 2.2. Amendment to Monthly Redemption Date. The definition of "Monthly Redemption Date" under Section 1 of the Debenture is hereby amended and restated as follows: "Monthly Redemption Date" means the 1st of each month, commencing on June 1, 2006 and ending upon the full redemption of this Debenture."

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         Section 2.3.   Amendment to the Number of Warrant Shares. The first
paragraph of the Warrant is hereby amended and restated as follows: "THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, DKR Soundshore Oasis Holding Fund Ltd. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the earlier of the 6 month anniversary of the completion of the Secondary Offering and the 9 month anniversary of the date of the Purchase Agreement (the "Initial Exercise Date") and on or prior to the close of business on the 5 year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Velocity Asset Management Inc., a Delaware corporation (the "Company"), up to 250,000 shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b)." All references in the Warrant or Transaction Documents that the number of Warrant Shares issuable pursuant to the Warrant is "200,000" are hereby replaced with "250,000"

         Section 2.4. Registration of Warrant Shares. The Company shall use best efforts to include the additional 50,000 Warrant Shares issuable as a result of the amendment set forth in Section 2.3 on the Registration Statement. In the event that the Company is unable to include such shares on the Registration Statement, if at any time during the period that the Warrant is outstanding there is not an effective registration statement covering all of such Warrant Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (as promulgated under the Securities Act) or its then equivalent relating to equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the Holder a written notice of such determination and, if within fifteen days after the date of such notice, if the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Warrant Shares such Holder requests to be registered. Except as specifically set forth herein, all rights and privileges of the holder of Warrant Shares under the Purchase Agreement, Warrant and other Transaction Documents shall equally apply to the holder of such Warrant Shares.

         Section 2.5. Effect on Purchase Agreement. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

         Section 2.6. Filing of Press Release. Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

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         Section 2.7.   Replacement Securities. Upon the request of the Holder
and surrender of the applicable instrument to the Company, the Sellers shall, within 5 Trading Days of the date of such request, issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new instrument representing the Debenture and Warrant which instruments shall incorporate the terms provided for hereunder and which shall evidence the then Conversion Price (as of the date hereof, $2.525) and then Exercise Price (as of the date hereof, $3.10). The Holder shall not be required to pay any costs associated with the issuance of such replacement Securities.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of the Sellers. The Sellers, jointly and severally, hereby make the representations and warranties set forth below to the Holder that as of the date of its execution of this
Agreement:

                (a) Authorization, etc. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Sellers, and this Agreement constitutes the legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms.

                (b) Compliance with Laws, Other Instruments of the Sellers, etc. The execution and delivery of this Agreement will not conflict with or result in a breach of, or require any consent under, the articles/certificate of incorporation or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency (other than filings which will be made by the Sellers as may be required by applicable state securities laws), or any agreement or instrument to which the Sellers is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Sellers pursuant to the terms of any such agreement or instrument.

         Section 3.2. Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Sellers that as of the date of its execution of this Agreement:

                (a) Due Authorization. Such Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms.

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                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

         Section 4.2. Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Amendment Common Stock. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

         Section 4.3. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         Section 4.4. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 4.5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

         Section 4.6. Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         Section 4.7. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                        VELOCITY ASSET MANAGEMENT INC.


                                        By: /s/ JAMES J. MASTRIANI
                                            ------------------------------------
                                            Name:  James J. Mastriani
                                            Title: Chief Financial Officer and
                                                     Chief Legal Officer





                                        J. HOLDER INC.


                                        By: /s/ W. PETER RAGAN, SR.
                                            ------------------------------------
                                            Name:  W. Peter Ragan, Sr.
                                            Title: President







Name of Holder: DKR Soundshore Oasis Holding Fund Ltd.
Signature of Authorized Signatory of Holder: /s/ BRAD CASWELL
                                             -----------------------------------
Name of Authorized Signatory:                    Brad Caswell
                             ---------------------------------------------------
Title of Authorized Signatory:                   Director
                               -------------------------------------------------

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